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                                                                   EXHIBIT 10.15

                                                          Confidential Treatment
                                                              Requested Pursuant
                                                                     to Rule 406

                           SOFTWARE LICENSE AGREEMENT



         This Software License Agreement ("Agreement") is between MicroStrategy Incorporated, a Delaware corporation, with primary offices at 8000 Towers Crescent Drive, Vienna, Virginia 22182 ("MicroStrategy"), and net.Genesis Corporation, a Delaware corporation, with primary offices at 150 CambridgePark Drive, Cambridge, MA 02140 ("Netgen"). The effective date of this Agreement is October 5, 1999 ("Effective Date").


                                     RECITAL

         MicroStrategy and Netgen wish to cooperate such that Netgen can integrate certain MicroStrategy products with certain Netgen products to create a value-added application for distribution to Netgen customers.

These recitals are intended only to summarize the intent of this Agreement. The actual terms and conditions of the Agreement are stated below.


1.       DEFINITIONS

1.1 "Integrated Product" shall mean the Netgen Products and the MicroStrategy Product, integrated as permitted under Section 2 of this Agreement, and all Product Releases, Update Releases, and Version Releases thereof, all as more fully described in Exhibit E. The term Integrated Product shall also include the Combined Solution (as defined below) until the Integrated Product has been made generally available or until June 30, 2000, whichever comes first.

1.2 "Combined Solution" shall mean the combination of the Netgen Product and the unbundled MicroStrategy Product, distributed as permitted under Section 2.2.6.

1.3 "Documentation" shall mean the standard user guides developed and released by MicroStrategy for use with the MicroStrategy Product.

1.4 "Documentation Media" shall mean the diskettes, CDs or other media containing Microsoft Word Versions of the Documentation.

1.5 "End User" shall mean any customer of Netgen that licenses or may license the Integrated Product for use in accordance with the End User License Agreement, which shall restrict the use of the MicroStrategy Products to use solely as part of the Integrated Product or the Combined Solution and not for stand-alone use.

1.6 "Embed" shall mean the integration of the MicroStrategy Products with the Netgen products so that the MicroStrategy Products are the reporting tools for the collection technology of Netgen. The integration shall be complete and seamless so that


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there are pre-defined filters, templates and reports and that any End User will not be able to readily use the MicroStrategy Products without the Netgen
Products.

1.7 "Evaluation" shall mean an installation of the MicroStrategy Product as part of the Integrated Product for a period of thirty (30) days or less, during which an End User may evaluate the Integrated Product for its internal use.

1.8 "Master Disk" shall mean the standard microcomputer diskettes, CDs, or other media containing the object code version of the MicroStrategy Product.

1.9 "MicroStrategy Product" shall mean the product specified in Exhibit C hereto, and includes all Product Releases, Version Releases and Update Releases provided by MicroStrategy to Netgen as specified in Exhibit C hereto, together with any bug fixes, patches or other modifications or enhancements provided pursuant to Section 11.1.

1.10 "Named User" shall mean an individual to whom the End User assigns an identification number for purposes of tracking use of the Integrated Product. If and when a Named User no longer has access to the Integrated Product, the End User may allow an alternate Named User to assume the initial Named User's identification number and use the Integrated Product in place of the initial Named User. Typically, the Named User will be an employee of the End User.

1.11 "Netgen Products" shall mean a suite of products as set forth in Exhibit D, and all Product Releases, Update Releases, and Version Releases thereof.

1.12 "OEM" shall mean a customer of Netgen that has entered into a written agreement with Netgen to license the Integrated Product, combine such Integrated Product (provided such OEM does not modify the underlying MicroStrategy Product in the Integrated Product) with hardware or software that adds value to the Integrated Product, and license and sublicense such combination under the OEM's trademark or tradename.

1.13 "OEM Product" shall mean the product developed by an OEM that combines the Integrated Product with hardware or software that adds value to the Integrated Product, and license and sublicense such combination under the OEM's trademark or tradename.

1.14 "Product Release" shall mean a release of a MicroStrategy Product or Netgen Product which is designated by MicroStrategy or Netgen respectively, in its sole discretion, as a change in the digit(s) to the left of the decimal point in the MicroStrategy or Netgen Product version number ({x}.x.x).

1.15 "Reseller" shall mean distributors and subdistributors, including value-added resellers, within Netgen's distribution channel which market and deliver Netgen Products or Integrated Products.



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1.16 "Second-line Support" shall mean reproducing and isolating problems, and jointly developing workarounds for problems and testing software fixes for the Integrated Product.

1.17 "Update Release" shall mean a release of the MicroStrategy Product or the Netgen Product which is designated by MicroStrategy or Netgen respectively, in its sole discretion as a change in the hundredths digit in the MicroStrategy or Netgen Product version number, (x.x.{x}).

1.18 "Version Release" shall mean a release of the MicroStrategy Product or the Netgen Product designated by MicroStrategy or Netgen respectively, in its sole discretion, as a change in the tenths digit in the MicroStrategy or Netgen Product version number, (x.{x}.x).

2.       DELIVERY AND LICENSE

2.1 Delivery by MicroStrategy. MicroStrategy will deliver the MicroStrategy Product on the Master Disk as set forth in Exhibit C hereto, along with the Documentation Media by March 31, 2000. MicroStrategy will use reasonable commercial efforts to support Netgen's development of the Integrated Product, as more fully set forth in Exhibit C. If MicroStrategy does not deliver the MicroStrategy Product by March 31, 2000, and/or the MicroStrategy Product does not meet Netgen's requirements for integration with the Netgen Products by that date, Netgen may terminate this Agreement immediately, upon written notice to MicroStrategy, notwithstanding the cure provision for material breach set forth in Section 6.3.

2.2 License to Netgen. Subject to the terms of this Agreement, MicroStrategy grants to Netgen the following licenses:

         2.2.1 License to Integrate MicroStrategy Product. MicroStrategy grants to Netgen a non-exclusive, non-transferable and royalty-free license to reproduce, create derivative works of and use copies of the MicroStrategy Product to: (i) embed the MicroStrategy Product into the Netgen Product to create the Integrated Product; (ii) develop Product Releases, Update Releases, and Version Releases of the Integrated Product; and (iii) maintain and support the Integrated Product and Product Releases, Update Releases, and Version Releases thereof.

         2.2.2 License to Copy and Distribute Documentation. MicroStrategy grants to Netgen a non-exclusive, non-transferable and royalty-free license to copy the Documentation from the Documentation Media solely for the purpose of distributing copies of the Documentation with the Integrated Product.

         2.2.3 License to Demonstrate. MicroStrategy grants to Netgen a non-exclusive, non-transferable and royalty-free license to demonstrate the MicroStrategy Product solely as part of the Integrated Product. Netgen may copy the MicroStrategy Product for demonstration purposes, but only as provided in


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         Exhibit F. Netgen shall take all reasonable precautions against unauthorized disclosure or copying of the MicroStrategy Product while the Integrated Product is being demonstrated. Netgen shall take all reasonable steps to ensure that the MicroStrategy Product is inaccessible during inactive demonstration times, delete any demonstration copies of the MicroStrategy Product upon completion of any demonstration at a customer site and further exercise commercially reasonable efforts to ensure the security of the MicroStrategy Product.

         2.2.4 License to Grant Evaluation Licenses. MicroStrategy grants to Netgen a non-exclusive, non-transferable and royalty-free license to allow Evaluations of the MicroStrategy Product solely as part of the Integrated Product, but only pursuant to an end-user license agreement substantially equivalent in terms to the "net.Genesis Software License Agreement" attached hereto as Exhibit B. Netgen may copy the MicroStrategy Product for Evaluation, but only as provided in Exhibit F.

         2.2.5 License to Distribute as Part of Integrated Product. MicroStrategy grants to Netgen the nonexclusive, non-transferable worldwide right to reproduce, market, sublicense and distribute copies of the MicroStrategy Product on disk, CD-ROM, or via electronic download, solely as part of the Integrated Product. Except as otherwise set forth in Section 2.2.6, this is not a license to market, sublicense or distribute the MicroStrategy Products or user documentation separately nor permit the use of the MicroStrategy Products outside of the Integrated Application, and such action shall be a material breach of this Agreement.

         2.2.6 License to Distribute Existing MicroStrategy Product. MicroStrategy grants to Netgen the nonexclusive, non-transferable worldwide right to distribute copies of the MicroStrategy Product, unbundled, until release of the Integrated Product, but only pursuant to a written sublicense agreement that, in addition to including restrictions substantially similar to those contained in the "net.Genesis Software License Agreement" attached hereto as Exhibit B, explicitly states that the unbundled MicroStrategy Product may be used only with the Netgen Products (the "Combined Solution"). This right shall automatically expire by June 30, 2000. Netgen must replace the Combined Solution with the Integrated Product for all End Users who receive a license to the Combined Solution within six (6) months of the release of the Integrated Product. Except as otherwise set forth in
         Section 2.2.6, this is not a license to market, sublicense or distribute the MicroStrategy Products or user documentation separately nor permit the use of the MicroStrategy Products outside of the Integrated Application, and such action shall be a material breach of this Agreement.

         2.3 Terms of Distribution. Except as otherwise set forth in Section 2.2.6, Netgen agrees that it will distribute the MicroStrategy Product as permitted in section 2.2 only pursuant to an end-user license agreement substantially equivalent in terms to the "net.Genesis End User License Agreement" attached hereto as Exhibit B.


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This "net.Genesis End User License Agreement" shall at a minimum: (a) restrict use of the MicroStrategy Products to use as part of the Integrated Solution; and
(b) restrict use of the MicroStrategy Product to use for analysis of the Web traffic data combined with other enterprise data sources captured and correlated by the Integrated Product.

2.4 License Restrictions. Netgen agrees that it shall not, and shall not permit others to, decompile, disassemble, reverse engineer or otherwise decode or derive source code of the MicroStrategy Product. In addition, Netgen shall not rent the Integrated Products, provide third parties with access to the Integrated Products through a service bureau or commercial time-sharing arrangement or use the Integrated Products for outsourcing without the prior written approval of MicroStrategy, which approval shall not be unreasonably withheld.

2.5 Sublicensing Rights. The licenses granted in Section 2.2 may be sublicensed to Resellers and OEMs who have executed written agreements with Netgen containing terms at least as restrictive as those contained herein for the purpose of facilitating distribution of the Integrated Product and/or creating and distributing OEM Products. Netgen shall report to MicroStrategy on a monthly basis the names of all Resellers and OEMs it has sublicensed hereunder.

3.       ROYALTIES, PAYMENT TERMS, AND RECORDS

3.1 Royalty Rate. Beginning on October 1, 1999, Netgen shall pay MicroStrategy [*] Where Netgen sells more than [*] Named User Licenses for the Integrated Product or the Combined Solution to a given End User, Netgen shall pay MicroStrategy the fees set forth in Exhibit A for each Named User over [*].

3.2 Reports. Netgen shall prepare and maintain complete and accurate books and records documenting the licensing of the Integrated Product or Combined Solution and any compensation received therefrom. In addition, Netgen shall compile quarterly financial results detailing total product revenue and total maintenance revenue. Within forty-five (45) days of the close of each quarter, Netgen shall report to MicroStrategy, in writing, the sale of Integrated Products or Combined Solutions from the previous quarter including the name, address and contact person for each customer, a copy of its quarterly financial statement and the total royalty due MicroStrategy (the "Royalty Report").

3.3 Payments. All payments to MicroStrategy shall be denominated and made in U.S. dollars, and are due within thirty (30) days of transmitting the Royalty Report. Payments will be conducted via check drawn from a U.S. bank, or via cable transfer of funds to a bank account to be specified by MicroStrategy. Prices listed are exclusive of any shipping costs, import duties, transfer fees, sales, use, value-added, privilege, excise or

* Confidential treatment requested pursuant to Rule 406

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similar taxes or duties levied upon MicroStrategy, or any other charges or assessments established by any government agency that are based upon licensing of the MicroStrategy Product or Integrated Product pursuant to this Agreement, all of which shall be paid by Netgen with the exception of taxes, duties or fees based on MicroStrategy's net income.

3.4 Audit Rights. During the term of this Agreement and for a period of two (2) years thereafter, MicroStrategy shall have the right, at its expense and upon reasonable notice, to have examined by an independent, certified public accountant subject to mutually acceptable nondisclosure agreement, Netgen's books and records once each calendar year, in order to determine and verify performance under this Agreement. Any discrepancy between royalties paid and royalties actually due discovered pursuant to such examination shall be payable within thirty (30) days of completion of the examination. In the event that an audit discloses underpayment by Netgen of at least (5%) Netgen shall reimburse MicroStrategy for the costs incurred in conducting the audit.

3.5 Renegotiation. Any time after the first year of this agreement, if more than [*] is derived from products other than its Web analysis products, which shall embed the MicroStrategy Products, then Netgen may request a re-negotiation of the Royalties. Netgen may request such a re-negotiation by sending MicroStrategy written notification that the threshold has been crossed and Netgen desires to re-negotiate the royalties. Once Microstrategy receives the notice of re-negotiation, the parties will meet and confer within ten (10) business days to choose an independent auditor to determine the percentage of [*] that is not attributable to Web analysis products and report back to both companies. The percentage of revenue not attributable to Web analysis products that embed the MicroStrategy Products shall then be carved out of the [*] definition for future quarters. Any time after the renegotiated rates take effect, if less than [*] is derived from products other than Web analysis products then MicroStrategy may request a re-negotiation of the Royalties. MicroStrategy shall be required to give Netgen notice of the re-negotiation. If MicroStrategy notifies Netgen of the re-negotiation, then the definition of [*] shall be reset to the current definition.

4.       MICROSTRATEGY DEVELOPMENT AND MARKETING ASSISTANCE TO NETGEN

4.1 Public Statements. The parties will agree in advance to the text of all press releases and public disclosures associated with activities under this Agreement, including without limitation any termination or expiration of this Agreement. The parties will issue a joint release announcing the joint business relationship.

4.2 Beta Programs and First Mover Advantage. Netgen and MicroStrategy will have the option to participate in each other's beta programs. MicroStrategy will ensure that Netgen be a high-priority alpha and beta site for the MicroStrategy Product. For the first release of the MicroStrategy Product, Netgen will have high-priority developer level support and first mover advantage over all other Web analysis companies.


* Confidential treatment requested pursuant to Rule 406

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4.3 Cooperative Marketing Plan. Netgen and MicroStrategy will exercise their reasonable endeavors within sixty (60) days of the signing of this Agreement to draw up a cooperative marketing plan.

4.4 Development Partner Designation. MicroStrategy will work with Netgen and use commercially reasonable efforts to create a unique, distinct classification for the partnership and MicroStrategy will not remove this designation during the term of this Agreement without giving Netgen at least twelve (12) months prior notice of the change in designation. This classification will enable Netgen to develop and market a product or interface (to be defined) that will be uniquely promoted by MicroStrategy to its customer base royalty-free. The purpose of this is to "seed" the MicroStrategy market with an opportunity to collect Web data.

4.5 Co-Development Efforts. MicroStrategy agrees to co-locate a Netgen engineer with the development team for the MicroStrategy Product, at mutually agreed upon times, to use best efforts to incorporate Netgen's feature requirements necessary to build the Integrated Product, and to otherwise provide the development support more fully set forth in Exhibit C.

4.6 Right of First Refusal. MicroStrategy agrees to grant Netgen a right of first refusal to license any new MicroStrategy Product on terms and conditions substantially identical hereto. However, notwithstanding the foregoing, MicroStrategy reserves the right to charge additional fees for certain products if MicroStrategy determines, in its reasonable judgement, that the nature of the product warrants such additional fees.

4.7 Non-Compete Notification. During the term of this Agreement, MicroStrategy agrees that it will promote Netgen as a value-added partner. If MicroStrategy enters the Web analysis business, either through acquisition or development of an integrated Web analysis software product that combines collection and analysis of Web site visitor behavior information and correlation of this behavioral data with other business information on a stand-alone basis in direct competition with Netgen, MicroStrategy shall give Netgen ninety (90) days prior written notice before delivering such Web analysis software product to market. If MicroStrategy provides such notice to Netgen, then Netgen may cancel this Agreement within ninety (90) days of its receipt of such notice.

6.       TERM AND TERMINATION OF AGREEMENT

6.1 Initial Term. The initial term of this Agreement shall be five (5) years from the Effective Date, and shall be renewed automatically for successive five
(5) year terms unless terminated as set forth below.

6.2 Termination for Convenience. This Agreement may be terminated for convenience by either party at end of the initial term or any subsequent term, provided that either party shall give notice of non-renewal to the other party at least ninety (90) days prior to the end of the then-current term.



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6.3 Termination for Breach. Either party may terminate this Agreement upon the other party's failure to cure a material default under this Agreement within thirty (30) days of receipt of written notice of such material default.

6.4 Rights and Duties Upon Termination. Upon termination or expiration of this Agreement, the duties and rights of the parties shall be as follows:

         6.4.1 Netgen's rights granted under this Agreement will terminate and, except as provided herein, Netgen shall immediately cease reproduction, distribution and use of the MicroStrategy Product and Documentation, or any related technical or marketing material. Netgen shall immediately return to MicroStrategy all Master Disks, Documentation Media and other copies of the MicroStrategy Product and Documentation, as well as all MicroStrategy supplied copies of technical and marketing materials relating to the MicroStrategy Product or of the products of MicroStrategy. Netgen shall promptly return to MicroStrategy any Confidential Information belonging to MicroStrategy and MicroStrategy shall promptly return to Netgen any Confidential Information belonging to Netgen

         6.4.2 Within thirty (30) days of termination of this Agreement, a duly authorized officer of Netgen shall certify in writing that all of the items set forth in paragraph 6.4.1 above belonging to MicroStrategy have been returned to MicroStrategy and a duly authorized officer of MicroStrategy shall certify in writing that all of the items set forth in paragraph 6.4.1 above belonging to Netgen have been returned to Netgen.

         6.4.3 Within thirty (30) days of termination of this Agreement, each party shall pay the other party all sums due and owing under this Agreement. It is understood and agreed that the rights of termination and non-renewal set forth in this Agreement shall be absolute, that the parties have considered that expenses may be incurred in preparing for performance hereunder, and that financial loss or damage may result from such termination or non-renewal. It is the express intent of the parties that neither shall be liable to the other, for direct damages or incidental or consequential damages or of any kind otherwise, by reason of termination or non-renewal as herein provided.

         6.4.4 Notwithstanding the foregoing, upon termination, Netgen shall be entitled to retain thirty (30) copies of the MicroStrategy Product in order to support its existing customers. In the event that termination results from MicroStrategy's failure to maintain and upgrade the MicroStrategy Product as required by this Agreement, Netgen shall be entitled to use the source code of the MicroStrategy Product as provided in Section 12.

6.5 Survival. The provisions of Sections 2.4, 3.1 - 3.5, 6.4, 7, 8, 9, 10, 12 and 13 shall survive termination or expiration of this Agreement.



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7.       WARRANTIES

7.1 Warranty to Netgen. MicroStrategy warrants that for six (6) months after the date of delivery of the MicroStrategy Product the MicroStrategy Product will conform in all material respects to the published technical specifications for the MicroStrategy Product, and that any Product, Version or Update Releases thereof will conform in all material respects to the published technical specifications for such Release. MicroStrategy further warrants that MicroStrategy has not included in the MicroStrategy Product, as delivered to Netgen, any so-called virus, Trojan Horse, worm or other software routine not provided for in the specifications that is designed to permit unauthorized access to erase or otherwise damage, the MicroStrategy Product or any data or other software of Netgen. For any breach of this warranty, Netgen's exclusive remedy and MicroStrategy's entire liability shall be, at MicroStrategy's sole discretion, the correction of the MicroStrategy Product errors that cause breach of the warranty, replacement of the MicroStrategy Product, or return of the fees paid to MicroStrategy for the MicroStrategy Product upon Netgen's return of the MicroStrategy Product to MicroStrategy.

7.2 Disclaimer. OTHER THAN AS SET FORTH ABOVE, NEITHER PARTY HERETO MAKES ANY WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF TITLE, NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.3 Limitation of Liability. EXCEPT FOR AMOUNTS PAYABLE PURSUANT TO BREACHES OF SECTIONS 2 (LICENSE GRANTS), SECTION 9 (COMPLIANCE WITH LAWS) AND SECTION 10 (CONFIDENTIAL INFORMATION), OR AMOUNTS PAYABLE PURSUANT TO THIRD PARTY CLAIMS MADE PURSUANT TO SECTIONS 8 OR 9.1 (INDEMNIFICATION CLAIMS) IN NO EVENT SHALL A PARTY HERETO BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, ARISING OUT OF THIS AGREEMENT. THE FOREGOING LIMITATION OF LIABILITY SHALL APPLY REGARDLESS OF THE CAUSE OF ACTION UNDER WHICH SUCH DAMAGES ARE SOUGHT, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, NEGLIGENCE OR OTHER TORT. THE FOREGOING LIMITATION DOES NOT APPLY TO DAMAGES ARISING FROM PERSONAL INJURY CAUSED BY THE NEGLIGENCE OF EITHER PARTY. Except for amounts payable pursuant to third party claims made pursuant to Sections 8 or 9.1 (Indemnification Claims) or breaches of Section 10 (Confidentiality) in no event shall either party's liability to the other party under this Agreement exceed the amount of royalties paid by Netgen for the twelve (12) months preceding such liability.

7.4 Year 2000 Warranty. MicroStrategy warrants to Netgen through June 30, 2000 that the unmodified MicroStrategy Products will not fail or produce incorrect results when processing with four (4)-digit dates for the year 2000 or beyond; provided, however, that MicroStrategy makes no warranty with respect to any such failure or incorrect result that may arise due to: (i) the quality of the data sought to be processed


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with the Integrated Product; (ii) the effect of other software not licensed by
MicroStrategy to Netgen or developed by MicroStrategy for Netgen; or (iii) the use of the software in an operating environment or on a platform not specified by MicroStrategy. Warranty claims must be brought within the warranty period. For any breach of this warranty, Netgen's exclusive remedy and MicroStrategy's entire liability shall be, at MicroStrategy's sole discretion, the correction of the MicroStrategy Product errors that cause breach of the warranty, replacement of the MicroStrategy Product, or return of the fees paid to MicroStrategy for the MicroStrategy Product upon Netgen's return of the Product to MicroStrategy.

8.       INDEMNITY

8.1 Defense or Settlement of Claims. MicroStrategy agrees to defend, or at its option to settle, any claim, suit or proceeding brought against Netgen based on a third party claim that the MicroStrategy Product, as delivered to Netgen pursuant to this Agreement, infringes upon any patent or upon any copyright or violates the trade secret or other intellectual property rights of any third party in the Territory (hereinafter "Infringement Claims"); provided MicroStrategy is notified promptly in writing of an Infringement Claim and has sole control over its defense or settlement, and Netgen provides reasonable assistance in the defense of same.

8.2 Infringement Cures. Following notice of an Infringement Claim, or if MicroStrategy believes such a claim is likely, MicroStrategy may at its sole expense and option (i) procure for Netgen the right to continue to market, use and have others use, the alleged infringing MicroStrategy Product; (ii) replace or modify the MicroStrategy Product to make it non-infringing; or (iii) accept return of the MicroStrategy Product and refund payments made therefor by Netgen.

8.3 Limitation. Notwithstanding any other provision of this Agreement, MicroStrategy assumes no liability for any Infringement Claims based on: (i) modification of the MicroStrategy Product, or any part thereof, by Netgen, at the request of Netgen or to meet any specifications provided by Netgen; (ii) combination of a MicroStrategy Product with non-MicroStrategy programs, data, hardware, or other materials, if such infringement claim would have been avoided by the exclusive use of the unmodified MicroStrategy Product alone. For all infringement claims to which this Subsection 8.3 is applicable, Netgen agrees to indemnify and defend MicroStrategy, provided Netgen is notified promptly in writing of an infringement claim and has sole control over its defense or settlement, and MicroStrategy provides reasonable assistance in the defense of same.

8.4 Entire liability. THE FOREGOING PROVISIONS OF THIS SECTION 8 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF MICROSTRATEGY AND NETGEN AND THE EXCLUSIVE REMEDY OF MICROSTRATEGY AND NETGEN, WITH RESPECT TO ANY ALLEGED INTELLECTUAL PROPERTY INFRINGEMENT BY THE MICROSTRATEGY PRODUCT, OR ANY PART THEREOF.



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9.       COMPLIANCE WITH LAWS

9.1 Compliance with Laws. In performing this Agreement both parties agree they will comply with all applicable laws, rules, regulations and policies and will render each other harmless and indemnify each other for the failure of the other party to do so.

9.2 Foreign Corrupt Practices Act. In conformity with the United States foreign Corrupt Practices Act, Netgen and its employees and agents shall not directly or indirectly make an offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government (including a decision not to act) or inducing such a person to use his influence to affect any such governmental act or decision in order to assist Netgen in obtaining, retaining or directing any such business.

9.3 Export Administration Act. Netgen shall not export or re-export any MicroStrategy Product, Documentation, or technical data of MicroStrategy to any country, person entity or end user to which such export would be a violation of any applicable export restriction. Restricted countries for the purposes of U.S. law and regulations currently include, but are not necessarily limited to, Cuba, Iran, Iraq, Libya, North Korea, the Sudan and Syria. Netgen shall do all things necessary to comply with all applicable laws, rules and regulations concerning exports of products and technical data of MicroStrategy.

10.      PROPRIETARY RIGHTS AND CONFIDENTIAL INFORMATION

10.1 Property Rights in MicroStrategy Product. Netgen agrees that MicroStrategy owns all right, title, and interest in the MicroStrategy Product and the Documentation, including, without limitation, the Master Disk and Documentation Media, now or hereafter subject to this Agreement, and in all of MicroStrategy's patents, trademarks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the MicroStrategy Product. MicroStrategy agrees that Netgen owns all right, title, and interest in the Netgen Products, and in all of Netgen's patents, trademarks, trade names, inventions, copyrights, know-how, and trade secrets relating thereto.

10.2 Confidential Information. "Confidential Information" may be disclosed in any manner, whether orally, visually, or in tangible form (including, without limitation, documents, devices, and computer readable media). Tangible materials that disclose or embody confidential Information shall be marked by the discloser thereof as "Confidential," "Proprietary," or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the discloser thereof at the time of disclosure or within thirty (30) days of disclosure and reduced to a written summary by the discloser who shall mark such summary as "Confidential," Proprietary," or the substantial equivalent thereof and deliver it to the receiving party by the end of the


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month following the month in which disclosure occurs. The recipient of such information shall treat it as Confidential Information pending receipt of such summary. Notwithstanding and in addition to the foregoing, the MicroStrategy Product, information relating to MicroStrategy's specifications, designs, development plans, business plans, business records, prices and customer lists, shall be deemed to be Confidential Information of MicroStrategy. Notwithstanding and in addition to the foregoing, the Netgen Product, information relating to Netgen's specifications, designs, development plans, business plans, business records, prices and customer lists, shall be deemed to be "Confidential Information of Netgen."

10.3 Restrictions. Each party acknowledges that during the term of this Agreement, it will be entrusted with certain Confidential Information and agrees that it will protect the confidentiality thereof with the same measures it would use to protect its own similar information, but in no event shall such measures be less than reasonable in light of general industry practices. Except as otherwise required by law, each party agrees that for the term of this Agreement and for a period of five (5) years from termination or expiration, it will not
(i) use such Confidential Information for any purpose except in accordance with this Agreement, or (ii) disclose any such Confidential Information to any person (except employees or agents on a need to know basis where such persons have agreed to be bound by the confidentiality provisions herein), unless such disclosure is authorized by the other party in writing. The obligations of each party under this Section 10.3 shall not apply to information which (i) within thirty (30) days of disclosure hereunder, is shown to have been in a party's possession without confidentiality restriction prior to such disclosure, (ii) was generally known in the trade or business in which it is practiced by the disclosing party at the time of disclosure, or becomes so generally known after such disclosure, through no act of the receiving party, or (iii) has come into the possession of the receiving party without confidentiality restriction from a third party, and such third party is under no obligation to maintain the confidentiality of such information.

10.4 Judicial Order, Etc. To the extent that a party is ordered to disclose the other party's Confidential Information pursuant to a judicial or governmental request, requirement, or order, the disclosing party shall promptly notify the other party and take reasonable steps to assist the other party in contesting such request, requirement or order or to otherwise protect the other party's rights prior to disclosure.

11.      MAINTENANCE, SUPPORT AND TRAINING

11.1 Maintenance. MicroStrategy agrees to provide maintenance of the MicroStrategy Product pursuant to the terms of MicroStrategy's standard maintenance and support policies and procedures, which are attached hereto as Exhibit G.

11.2 Support. Netgen shall be solely responsible for all customer support to Netgen End-User customers of the Integrated Product. MicroStrategy will make available Second-line Support via telephone to Netgen in accordance with MicroStrategy's then current Technical Support Policies and Procedures; provided, however, that, notwithstanding anything in such Technical Support Policies and Procedures to the contrary, Netgen shall be entitled to receive technical support twenty-four (24) hours a day, seven (7) days per week; Netgen shall be assigned a dedicated point-of-contact Engineer who will be responsible for managing all of Netgen's technical support issues and who will be available for on-site support as necessary; and Netgen shall be entitled to weekly status reports on open issues, monthly status reviews, and quarterly on-site support meetings.

11.3 Training. MicroStrategy will provide an initial eight (8)-day MicroStrategy Gold Certification training class for up to fifteen (15) Netgen employees at Netgen's facility at no charge. This training should provide the appropriate level of exposure to the MicroStrategy technology for Netgen to develop the Bundled and Integrated Products. MicroStrategy will also provide a reasonable number of sales training workshops at Netgen's facility at no charge. Additionally, MicroStrategy will provide a three (3)-day training class for up to fifteen (15) Netgen employees at Netgen's facility at no charge for each major release of the MicroStrategy product. Additional training for Netgen personnel will be available to Netgen at a thirty percent (30%) discount from MicroStrategy list prices, plus reasonable expenses.

12.      ESCROW

12.1 Escrow Account. Within sixty (60) days of the Effective Date, MicroStrategy agrees to deposit in an escrow account pursuant to an escrow agreement among MicroStrategy and a third party escrow agent used by MicroStrategy (currently Fort Knoxx) (the "Escrow Agent"), a copy of the source code of the MicroStrategy Product (the "Escrow Material"). The escrow agreement shall contain, at a minimum, the terms and conditions set forth in this Section 12. MicroStrategy shall keep Escrow Material current and allow periodic audit by Escrow Agent of compliance to this provision. Netgen shall bear all fees, expenses and other costs to open and maintain such escrow account. If a Release Condition (as defined in Section 12.2 below) occurs, and the Escrow Agent provides the Escrow Material to Netgen in accordance with the escrow agreement, Netgen agrees to hold all materials and information in the escrow account in strictest confidence pursuant to the provisions contained in Section 10, and not to use them for any purpose other than those purposes contemplated under Section 12.3 below.

12.2 Release. The Escrow Material shall remain under seal and unopened unless and until a Release Condition occurs. Netgen shall notify MicroStrategy in writing if it intends to seek release of the Escrow Material from the Escrow Agent because (a) MicroStrategy has filed for bankruptcy under Chapter 7 or 11 of the Bankruptcy Act or a petition has been filed against MicroStrategy and such petition has not been withdrawn or dismissed with prejudice within sixty
(60) days of such filing, (b) MicroStrategy ceases to do business in the ordinary course for a period of at least sixty (60) days, or (c)

MicroStrategy materially breaches its support obligations under this Agreement, and such breach remains uncured for a period of at least sixty (60) days after MicroStrategy receives written notice of the breach from Netgen (the "Release Conditions"). If MicroStrategy notifies Netgen in writing that it disputes whether the Release Condition has occurred, officers of each of the parties shall negotiate for a period of ten (10) business days to attempt to resolve the dispute. At the end of such ten (10) business day period, if the parties have not resolved the dispute, the matter shall be referred to arbitration in the manner provided in Section 12.4 below.

12.3 License. Upon the release of the Escrow Material pursuant to section 12.2 above, Netgen shall have a non-exclusive, non-transferable license to use and modify the Escrow Material as necessary to fully exercise the rights granted in
Section 2 hereof, including the right to use, modify and create derivative works of the Escrow Material solely in order to maintain and support the Integrated Product, and the right to modify and create derivative works of the Escrow Material in order to create Product Releases, Version Releases and Update Releases of the Integrated Product. Netgen shall not distribute, sell or sublicense the Escrow Material. Subject to the licenses expressly granted in this Agreement, MicroStrategy shall retain all right, title and interest in and to the Escrow Material, including any modifications made thereto by Netgen. For purposes of this section, Netgen may contract with and make the Escrow Material available to a third party solely for the purpose of exercising its rights under this section.

12.4 Arbitration. The parties agree that, if MicroStrategy reasonably disputes the occurrence of the Release Condition as set forth above, it shall submit such dispute for binding arbitration in accordance with the then-current commercial arbitration rules of the American Arbitration Association ("Rules"). The arbitration shall be conducted by one (1) arbitrator appointed in accordance with the Rules. The sole question before the arbitrator shall be whether the Release Condition existed at the time of Netgen's notice to MicroStrategy. If the arbitrator finds that the Release Condition did exist at the time of Netgen's notice to MicroStrategy, the Escrow Agent is hereby authorized to release the Escrow Material to Netgen. The non-prevailing party in the arbitration shall pay all fees and charges of the American Arbitration Association; each party, however, shall be responsible for the payment of all fees and expenses connected with the presentation of its respective case.

13.      MISCELLANEOUS

13.1 Governing Law. This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by, subject to and construed according to the laws of the Commonwealth of Virginia, without regard to its principles regarding conflicts of laws. Any legal action or proceeding relating to this Agreement shall be instituted in a state court in Fairfax County, Virginia or in federal court in Alexandria, Virginia. The parties hereto agree to submit to the jurisdiction of, and agree that venue is proper in, these courts. The parties hereto exclude the United Nations Convention on Contracts for the sale of Goods from this Agreement and any transaction between them that may be implemented in connection with this Agreement.

13.2 Independent Contractors. The Agreement does not create and shall not be construed as creating any relationship of agency, partnership or employment between the parties. MicroStrategy and Netgen enter this Agreement as and shall remain independent contractors.

13.3 Assignment. Netgen shall be entitled to assign this Agreement to the acquiring party in the event of a merger or consolidation of Netgen with such acquiring party or in the event of the sale of substantially all of Netgen's assets. This Agreement shall inure to the benefit of MicroStrategy, its successors, administrators, heirs and assigns.

13.4 Entire Agreement. This Agreement and the Exhibits hereto represent and constitute the entire agreement between the parties, may only be amended in writing signed by both parties, and supersede all prior agreements and understandings with respect to the matters covered by this Agreement. The parties acknowledge that they have not relied upon any representations other than the representations set forth herein.

13.5 Waiver. The waiver of one breach or default hereunder shall not constitute the waiver of any subsequent breach or default.

13.6 Notices. All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered in person, mailed by first class mail, postage prepaid, (registered or certified to the extent available and airmail if overseas), or sent by telecopy, to the party to receive the notice at the address set forth at the beginning of this Agreement or such other address as either party may specify in writing. All such notices shall be effective upon receipt.

13.7 Force Majeure. Each party shall be excused to the extent its performance is prevented or delayed by fire, flood, earthquake, supplier delay, or other cause beyond its reasonable control.

13.8 Severability. If any provision of this Agreement is held to be unenforceable for any reason, such provision shall be reformed only to the extent necessary to make it enforceable, and such provision shall not affect the enforceability: (i) of such provision under other circumstances; or (ii) the remaining provisions hereof under all circumstances.

13.9 Headings. Headings shall not be considered in interpreting this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement by their authorized representatives.

MicroStrategy Corporation:              net.Genesis Corporation:

            Sanin Bansal                            Larry Bohn
Name:______________________________     Name:______________________________

            COO                                     CEO
Title:_____________________________     Title:_____________________________

            /s/Sanin Bansal                         /s/Larry Bohn
Signature:_________________________     Signature:_________________________

           6 Oct 99                                5 Oct 99
Date:______________________________     Date:______________________________

                                    EXHIBIT A

                 ROYALTY SCHEDULE (MORE THAN [*] NAMED USERS)



                               INTEGRATED PRODUCT

   TOTAL USERS          "PAID" USERS            TOTAL COST       COST PER "PAID"
                                                                            SEAT
--------------------------------------------------------------------------------
    [ * ]



Note: "Paid" users refers to the number of users over the [*] users that are included in the [*] royalty.


* Confidential treatment requested pursuant to Rule 406.

                                    EXHIBIT B

                            DRAFT - NOT FOR SIGNATURE
                     NET.GENESIS SOFTWARE LICENSE AGREEMENT

THIS IS A LEGAL AGREEMENT ("AGREEMENT") BETWEEN YOU AND NET.GENESIS CORPORATION ("NET.GENESIS").

1.       DEFINITIONS

A. "Confidential Information" shall mean the Products, Product information, trade secrets and technical information disclosed in relation to this Agreement, the terms and pricing under this Agreement and all information clearly identified as confidential.

B. "Product" shall mean a computer software program belonging to net.Genesis's net.Analysis(TM) software family that is identified on your invoice, for which you are granted a license pursuant to this Agreement ("Software"); the user guides and manuals associated with the Software ("Documentation"); and any and all Updates to, or patches and fixes for, the Software and Documentation. The term "Product" shall not include any code that has been modified or developed by you.

C. "Technical Support Services" shall mean the maintenance and support provided by net.Genesis in accordance with net.Genesis's then-current technical support policies and procedures for the applicable Product(s).

D. "Update" shall mean any subsequent release of Software and/or Documentation that is made generally available to licensees subscribing to Technical Support Services at no additional charge other than media and handling charges. Updates shall not include any release, option or future product that net.Genesis licenses separately.

E. "Territory" shall mean all countries of the world, subject however to all applicable U.S. export restrictions.

2.       LICENSE

A. net.Genesis grants to you a non-exclusive and non-transferable license to use the Software in object code form only for your own internal data processing and analysis operations, and to use the Documentation in support of such use of the Software in the Territory, subject to the terms and conditions of this Agreement. Your use of the Software is limited to the number of single or multiple CPU systems ("Managed Server Boxes") and number of users that are specified on your invoice. In addition to the Software specified on your invoice, and at no additional cost, net.Genesis grants to you a runtime license to use the net.Analysis Software Development Kit ("net.Analysis SDK") solely for the purpose of using the Product(s) or installing and using bug fixes and product enhancements from net.Genesis or its certified partners.

B. net.Genesis grants to you a non-exclusive, non-transferable license to make object code copies of the Software for archival, disaster recovery and routine backup as is reasonably necessary. You may make a reasonable number of copies of the Documentation, or parts thereof, for internal use at your place of business. All titles, trademarks, copyright and restricted rights notices shall be reproduced in all Product copies. All copies of the Products are subject to the terms of this Agreement.

C. net.Genesis shall retain all title, copyright and other proprietary rights in the Software and Documentation. You shall not acquire any rights, express or implied, in the Products, other than those specified in this Agreement.

3.       AUDIT

         net.Genesis shall have the right, at its expense, to conduct an audit to verify that you are using the Products to process and analyze data generated by the number of servers specified on your invoice, and that the Products are being used by the number of users specified on your invoice. Any such audit shall be conducted during regular business hours and shall not unreasonably interfere with your business activities. If an audit reveals that you have distributed or allowed use of the Products in excess of the use permitted by this Agreement, you shall pay net.Genesis for such unauthorized use based on the net.Genesis price list in effect at the time the audit is completed. If the underpaid fees exceed five percent (5%) of the license fees paid, then you shall pay net.Genesis's reasonable costs of conducting the audit. net.Genesis shall conduct audits not more than once per year; provided however that if the underpaid fees exceed five percent (5%) of the license fees paid then net.Genesis shall be entitled to conduct a second audit within the same year.

4.       UNAUTHORIZED USE

         You may not: (i) market, license, distribute, transfer, sublicense or otherwise commercially exploit the Software or Documentation; (ii) permit the use of the Software or Documentation by others or otherwise operate the Software for third parties (e.g., as a service bureau or data processing service); (iii) modify the Software or translate or port the Software or Documentation into any other computer or human language without the prior written consent of net.Genesis; (iv) disassemble, reverse engineer or decompile the Software or cause or permit reverse engineering, disassembly or decompilation of the Software, except to the extent that applicable law expressly allows such actions; (v) publish or provide the results of any benchmark or comparison tests run on the Software to any third party, without the prior written consent of net.Genesis; or (vi) sell, lend, rent, give, assign or otherwise transfer or dispose of the Software or the Documentation.

5.       LIMITED WARRANTIES AND DISCLAIMERS

A. Software Warranty. net.Genesis warrants, for a period of ninety (90) days from the date the Software is delivered or, if the Software is installed by net.Genesis, from the date the Software is installed (the "Warranty Period") that the Software, if operated as directed, will substantially achieve the functionality described in the Documentation. net.Genesis also warrants that the unmodified Software will not produce errors processing date data in connection with the year change from December 31, 1999 to January 1, 2000 when used in accordance with the instructions, recommendations, and exceptions set forth in the Documentation, provided all other products (e.g., other software, firmware, and hardware) used with the Software properly exchange date data with the Software. Notwithstanding the foregoing, net.Genesis makes no warranty with respect to failures that are caused directly by the underlying hardware and operating system software on which the Software is used if such underlying hardware and operating system has not been approved by net.Genesis for use with the Software.

B. Media Warranty. net.Genesis warrants that the media containing the Software, if provided by net.Genesis, is free from defects in material and workmanship under normal use for thirty (30) days from the date of your invoice.

C.       Conditions to Limited Warranties. The limited warranties in this
         Section 5 are conditioned upon your use of the Software in accordance with the instructions provided in the Documentation. The limited warranties set forth in this Section 5 shall not apply to the extent that an error occurs because of and would not have occurred but for:
         (i) modifications made to the Software by a party other than net.Genesis; (ii) your failure to implement enhancements provided to you by net.Genesis; or (iii) your use of the Software in connection with any computer equipment or devices not meeting the minimum requirements set forth in the Documentation.

D. Disclaimers. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NET.GENESIS AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH REGARD TO THE SOFTWARE AND DOCUMENTATION.

         net.Genesis does not warrant that the Software will meet your requirements or operate with all equipment and software configurations. Furthermore, you acknowledge that due to the complex nature of computer software, however, it is impossible to ensure that the Software is completely error free, will operate without interruption or that all Software errors will be corrected. To the extent you obtain any pre-production releases of the Software, such Software is distributed "as is" with no warranty of any kind.

E. Exclusive Remedies. For breach of any of the warranties contained in this Section 5, your exclusive remedy, and net.Genesis's entire liability, shall be: (i) to replace defective media returned within thirty (30) days of the date of your invoice; or (ii) at net.Genesis's sole discretion, to correct Software errors that cause breach of the warranty, to replace the Software, or to advise you how to achieve substantially the same functionality described in the Documentation.

6.       LIMITATION OF LIABILITY

         TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL NET.GENESIS OR ITS SUPPLIERS BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OR INABILITY TO USE THIS SOFTWARE, EVEN IF NET.GENESIS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NET.GENESIS'S LIABILITY FOR DAMAGES HEREUNDER SHALL IN NO EVENT EXCEED THE AMOUNT OF LICENSE FEES PAID BY YOU UNDER THIS AGREEMENT.

7.       INTELLECTUAL PROPERTY RIGHTS AND CONFIDENTIALITY

A. You acknowledge that the Software, including methods, processes or techniques utilized therein, are proprietary to and valuable trade secrets of net.Genesis and are protected by United States copyright law and international treaties. You shall take no actions that impair or infringe net.Genesis's intellectual property rights. You agree not to use, copy, modify, transfer, download, merge, make any translation or derivative work or otherwise deal with the Software except as expressly provided in this Agreement. In no event shall you cause or permit the disassembly, reverse compilation or other decoding of any Software. You agree not to remove or destroy any copyright notices, other proprietary markings or confidentiality legends placed upon or contained within the Software.

B. During the term of this Agreement, each party may have access to the other party's Confidential Information. "Confidential Information" includes, without limitation, information pertaining to the parties' respective businesses and includes, without limitation, methods, plans, customers and/or projects and financial information. A party's Confidential Information shall not include information that: (i) is or becomes a part of the public domain through no act or omission of the other party; (ii) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (iii) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (iv) is independently developed by the other party.

C. The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of two
         (2) years after termination of this Agreement. The parties agree that, unless required by law, they shall not make each other's Confidential Information available in any form to any third party or to use each other's Confidential Information for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement. Furthermore, you agree not to use any Confidential Information of net.Genesis to create any computer software program or user documentation that is substantially similar to any net.Genesis product.


8.       TECHNICAL SUPPORT SERVICES

         net.Genesis provides Technical Support Services (including product maintenance and upgrades) only through separate Support Agreements. Please contact net.Genesis if you want to obtain support through the execution of such agreement.

9.       TERM AND TERMINATION

A. Term. This Agreement shall remain in effect until terminated in accordance with this Section 9. If not terminated as provided herein, the license granted under this Agreement shall remain in effect perpetually.

B. Termination by net.Genesis. net.Genesis may terminate this Agreement or any license upon written notice if you have materially breached the terms and conditions of this Agreement and fail to correct the breach within thirty (30) days following written notice informing you of the breach.

C. Termination by You. You may terminate any license or this Agreement at any time; termination shall not, however, relieve you of the obligations specified in Sections 9.D and 9.E below.

D. Effect of Termination. Termination of this Agreement or any license shall not prevent either party from pursuing other remedies available to it, including injunctive relief, nor shall such termination relieve your obligation to pay all fees that have accrued or are otherwise owed by you under this Agreement.

E. Handling of Products upon Termination. If the license granted under this Agreement expires or otherwise terminates, you shall: (a) cease using the applicable Products, and (b) certify to net.Genesis within thirty (30) days after expiration or termination that you have destroyed or have returned to net.Genesis the Products and all copies thereof and any Confidential Information in your possession or control; provided, however, that in the event that only certain licenses granted under this Agreement expire or are terminated, you may retain any Confidential Information that relates to the licenses you continues to hold. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials.

10.      INVOICING AND PAYMENT

         All fees shall be calculated based upon net.Genesis's prices in effect at the time of any quote or order, as applicable. All fees shall be payable thirty (30) days from the date of invoice, and shall be deemed overdue if they remain unpaid thereafter. Any amounts payable by you hereunder which remain unpaid after the due date shall be subject to a late charge equal to one and one-half percent (1.5%) per month or the highest rate allowable by law, whichever is lower, from the due date until such amount is paid. You agree to pay applicable shipping and handling charges. If your procedures require you to issue a purchase order, all purchase orders or ordering documents shall be governed by the terms of this Agreement. In no event shall the terms of any purchase order you issue to net.Genesis be given any force or effect.

11.      GENERAL

A. Governing Law. This Agreement is governed by the laws of the Commonwealth of Massachusetts, excluding the application of its conflict of laws provisions. The federal and state courts of Massachusetts shall have exclusive jurisdiction over any dispute between the parties arising under this Agreement.

B. Notice. All notices, including notices of address change, required to be sent under this Agreement shall be in writing and shall be deemed to have been given when mailed by first class mail. Notices to you will be sent to the address listed in your invoice or the address stated in any applicable notice of change of address. Notices to net.Genesis will be sent to net.Genesis Corporation, 150 CambridgePark Drive, Cambridge, MA 02140 or the address stated in any applicable notice of change of address.

C. Waiver. To be enforceable, any waiver of this Agreement or any provision thereof must be in writing and signed by the waiving party. Should either party waive or excuse a breach by the other party, such waiver shall not constitute a consent to, waiver of, or excuse of any different or subsequent breach, whether or not of the same kind as the original breach.

D. Severability. If for any reason a court if competent jurisdiction finds any provision or portion of this Agreement to be unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

E. Export Restrictions. The Software may be subject to the export controls of the United States Departments of State and Commerce and you agree to comply fully with all applicable U.S. regulations governing the export, destination, ultimate end user and other restrictions relating to the Software.

F. U.S. Government Restricted Rights. Software acquired with United States Federal Government funds or intended for use within or for any United States federal agency are provided with "LIMITED RIGHTS" and "RESTRICTED RIGHTS" as defined in DFARS 252.227-7013 and/or FAR 52.227-19. Contractor/Manufacturer is net.Genesis Corporation, 150 CambridgePark Drive, Cambridge, MA 02140.

G. Relationship between the Parties. net.Genesis is an independent contractor. Nothing in this Agreement shall be construed to create a partnership, joint venture or agency relationship between the parties.

H. Force Majeure. Neither party will be responsible for failure of performance, other than for an obligation to pay money, due to causes beyond its control, including, without limitation, acts of God or nature; labor disputes; sovereign acts of any federal, state or foreign governments; or shortage of materials.

I. Entire Agreement. This Agreement constitutes the entire understanding between you and net.Genesis and supersedes any prior written or oral Agreement concerning the Software. It shall not be modified except by written agreement dated subsequent to the date of this Agreement and signed by authorized representatives of each party hereto. Neither party is bound by any provision of any purchase order, receipt, acceptance, confirmation, correspondence, or otherwise, unless the parties specifically agree to the provision in writing.

THE UNDERSIGNED AGREES TO THE FOREGOING TERMS AND CONDITIONS:

Signed:______________________________________

Printed Name:________________________________

Title:_______________________________________

Company:_____________________________________

Address:_____________________________________

        _____________________________________

        _____________________________________

                                    EXHIBIT C

                            MICROSTRATEGY PRODUCT AND
                          DEVELOPMENT SUPPORT TO NETGEN


[*]

MICROSTRATEGY DEVELOPMENT SUPPORT TO NETGEN:

For the first release of the MicroStrategy Product, Netgen will have high-priority developer level support.

Development support shall include, without limitation, access to MicroStrategy's knowledge base and resources such as test suites and performance criteria; as well as a designated contact person to assist the Netgen development team during the course of Netgen's integration work

* Confidential treatment requested pursuant to Rule 406

                                    EXHIBIT D

                                 NETGEN PRODUCTS

The Netgen Products include, but are not limited to, the following components of net.Analysis(TM):

-        net.Instrument

-        net.Stream

-        net.Reporter

-        net.Dashboard

-        ReportSite

-        HTML Reporter

-        Administrator Console

-        CartSmarts

                                    EXHIBIT E

                         INTEGRATED PRODUCT DESCRIPTION

The Integrated Product is composed of any of the following MicroStrategy components in whole or in part (the "MicroStrategy Products"), including, but not limited to:

-        [*]

The Integrated Product is composed of any of the following Netgen components in whole or in part (the "Netgen Products"), including, but not limited to:

-        net.Analysis(TM)

         -        net.Instrument

         -        net.Stream

         -        net.Reporter

         -        net.Dashboard

         -        ReportSite

         -        Administrator Console

         -        HTML Reporter

         -        CartSmarts


The MicroStrategy Products, as embedded within the Netgen products, are reporting tools for Netgen's data collection technology. The integration shall be complete and seamless so that there are pre-defined filters, templates and reports. End users will not be able to readily use the MicroStrategy Products without the Netgen Products.


* Confidential treatment requested pursuant to Rule 406

                                    EXHIBIT F

                      DEMONSTRATION AND EVALUATION LICENSES

MicroStrategy shall provide Netgen with one (1) copy of each MicroStrategy Product for use under its demonstration license, and Netgen shall be entitled to make copies of the MicroStrategy Products as reasonable necessary to exercise its rights under its demonstration license. MicroStrategy shall waive the license fees for Netgen's demonstration license.

MicroStrategy shall provide Netgen with one (1) copy of each MicroStrategy Product for use under its evaluation license, and Netgen shall be entitled to make copies of the MicroStrategy Products as reasonable necessary to exercise its rights under its evaluation license. MicroStrategy shall waive the license fees for Netgen's evaluation license.




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                                    EXHIBIT G

                      MICROSTRATEGY MAINTENANCE AND SUPPORT

MicroStrategy provides maintenance and support, and product updates. The primary purpose of the MicroStrategy Standard Technical Support is to answer questions with regard to the operation of the MicroStrategy software and troubleshoot issues that may arise. Support services includes providing telephone help desk support to a key contact between the hours of 9:00 am and 7:00 PM Monday through Friday, excluding major US holidays. In addition to telephone support, Technical Support includes e-mail support and access to MicroStrategy's proprietary Knowledgebase. Support services do not include services which, in the usual course of MicroStrategy's business, are provided to partners as consulting services. Such consulting services include, but are not limited to, custom application development, data warehouse design, requirements analysis, and database design. MicroStrategy licensees are also entitled to product updates, service packs and generally available upgrades for any software covered by Technical Support.



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